VOTING INSTRUCTIONS TO UNION BANK, TRUSTEE
                        UNDER THE CHEM-TRONICS, INC.
                        EMPLOYEE STOCK OWNERSHIP PLAN

TO:

You have received, or will soon receive The Interlake Corporation's annual report to shareholders for 1996 and the proxy statement for the 1997 annual meeting of shareholders. Please read both documents before deciding how to vote.

Management and the Board of Directors have recommended a vote FOR the three nominees named below, and FOR approval of the 1997 Stock Incentive Program. To support these matters as recommended by management and the Board of Directors, you need only sign and date the voting instructions below and return them to Union Bank in the return envelope provided.

Participants who give timely voting instructions determine how both the allocated and unallocated shares will be voted. On the other hand, participants who don't give timely voting instructions will have their shares treated as unallocated shares for voting purposes. If Union Bank does not receive your signed voting instructions by April 17, 1997, other participants will effectively be exercising the voting rights which the ESOP makes available to you. Your voting instructions are confidential. Your employer will not know how you vote or whether you vote at all. Finally, the ESOP also provides that participants who provide the Trustee with voting instructions shall be "named fiduciaries" under the ESOP for such purposes.

To be effective, these voting instructions must be signed and mailed to Union Bank in the accompanying return envelope in time to be received by the close of business on April 17, 1997.

1.        ELECTION OF DIRECTORS

FOR ALL NOMINEES LISTED BELOW ( )         WITHHOLD AUTHORITY (  )
(except as marked to the contrary below)  to vote for all nominees listed below

             F. C. Langenberg, W. G. Mitchell and E. E. Schulze

(INSTRUCTIONS: To direct the Trustee to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

                 ------------------------------------------

2.        Approval of the 1997 Stock Incentive Program

          (   )  FOR        (   ) AGAINST       (   ) ABSTAIN



Dated this        day of                   , 1997.


Name:                                 Signature of ESOP Participant
Social Security Number:
Number of Allocated Shares:


To:       Dexion UK Share Award Scheme Participant

Enclosed with these voting instructions are The Interlake Corporation's annual report to shareholders for 1996 and the proxy statement for the 1997 annual meeting of shareholders to be held on April 24, 1997.
Please read both documents before deciding how to vote.








The Dexion UK Share Award Scheme provides that the trustee must vote your Scheme shares of Interlake stock as you direct; and, if you do not send your voting instructions to the trustee at least five business days prior to the shareholders' meeting, your Scheme shares will be voted in accordance with Management's recommendations which are set forth in the 1997 proxy statement.

Your Scheme shares of Interlake stock is your account balance in the Share Award Scheme as of December 31, 1996 and is shown above.


                       VOTING INSTRUCTIONS TO TRUSTEE


To: The Royal Bank of Scotland plc, Trustee under the DEXION UK SHARE AWARD SCHEME of Dexion Group plc and its subsidiaries:

In accordance with provisions of the Scheme, I hereby direct that at the Annual Meeting of Shareholders of THE INTERLAKE CORPORATION, a Delaware corporation, to be held in Lisle, Illinois, on April 24, 1997, and at any adjournment thereof, my Scheme shares of Interlake stock shall be voted or caused to be voted as follows, on the following matters set forth in the 1997 proxy statement.

1.        ELECTION OF DIRECTORS

FOR ALL NOMINEES LISTED BELOW  (  )        WITHHOLD AUTHORITY (  )
(except as marked to the contrary below)   to vote for all nominees listed below

             F. C. Langenberg, W. G. Mitchell and E. E. Schulze

(INSTRUCTIONS: To direct the Trustee to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

                 ------------------------------------------


2.        Approval of the 1997 Stock Incentive Program

          (   ) FOR         (   ) AGAINST       (   ) ABSTAIN


Dated this         day of                , 1997



                                               Signature of Participant

These voting instructions will be voted as directed, but will be voted FOR the above proposals if no direction is given to the contrary by April 17, 1997.



          VOTING INSTRUCTIONS TO LASALLE NATIONAL BANK ("LaSalle"),
                   TRUSTEE UNDER THE INTERLAKE CORPORATION
                        EMPLOYEE STOCK OWNERSHIP PLAN


Dear Interlake ESOP Participant:

Enclosed with these voting instructions are The Interlake Corporation's annual report to shareholders for 1996 and the proxy statement for the April 24, 1997 annual meeting of shareholders. Please read both documents before deciding how to vote.

Management and the Board of Directors have recommended a vote FOR the three nominees named below, and FOR approval of the 1997 Stock Incentive Program. To support these matters as recommended by management and the Board of Directors, you need only sign and date the voting instructions below and return them to The Wyatt Company in the return envelope provided.

Of the 978,862 shares held by the ESOP Trustee at this time, 675,724 have been allocated to participants' accounts. Shares which have not yet been allocated to participants' accounts are unallocated shares. The ESOP plan documents provide that participants who provide voting instructions to the Trustee will at the same time be directing the Trustee on how to vote a proportional number of the unallocated shares and the allocated shares for which no participant instructions are received.

Participants who give timely voting instructions determine how both the allocated and unallocated shares will be voted. On the other hand, participants who don't give timely voting instructions will have their shares treated as unallocated shares for voting purposes. If The Wyatt Company does not receive your signed voting instructions by April 17, 1997, other participants will effectively be exercising the voting rights which the ESOP makes available to you. LaSalle encourages all ESOP participants to exercise their right to vote their allocated ESOP shares by returning their voting instructions promptly. Your voting instructions are confidential and your employer will not know how you vote or whether you vote at all.

To be effective, these voting instructions must be signed and mailed to The Wyatt Company in the accompanying return envelope in time to be received by the close of business on April 17, 1997.

                                         Sincerely,


                                         LASALLE NATIONAL BANK




          VOTING INSTRUCTIONS TO LASALLE NATIONAL BANK ("LaSalle"),
                   TRUSTEE UNDER THE INTERLAKE CORPORATION
                        EMPLOYEE STOCK OWNERSHIP PLAN

1.         ELECTION OF DIRECTORS

FOR ALL NOMINEES LISTED BELOW (   )        WITHHOLD AUTHORITY (   )
(except as marked to the contrary below)   to vote for all nominees
                                           listed below

             F. C. Langenberg, W. G. Mitchell and E. E. Schulze

           (INSTRUCTIONS: To direct the Trustee to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

                 ------------------------------------------

2.         Approval of the 1997 Stock Incentive Program

          (   ) FOR              (   ) AGAINST       (   ) ABSTAIN


Dated this        day of                   , 1997.




                       Signature of ESOP Participant


Name:
Social Security Number:
Number of Allocated Shares:








             VOTING INSTRUCTIONS UNDER THE INTERLAKE STOCK FUND


To:    Interlake Stock Fund Participant

       You have received, or soon will receive, The Interlake Corporation's annual report to shareholders for 1996 plus a notice of meeting and proxy statement for the 1997 annual meeting of shareholders to be held on April 24, 1997. Please read both documents before deciding how to vote.



       Each Plan provides that the trustee must vote your proportionate share of the Interlake Stock Fund as you direct; and, if the trustee does not receive your voting instructions at least five business days prior to the shareholders' meeting, your shares will not be voted.

       Your proportionate share of the Interlake Stock Fund is your account balance in the Interlake Stock Fund as of December 31, 1996 divided by the account balance in the Interlake Stock Fund of all participants, and is shown above as a decimal equivalent.

                       VOTING INSTRUCTIONS TO TRUSTEE

To: Marshall & Ilsley Trust Company, Trustee under the SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN of The Interlake Corporation:

       In accordance with provisions of the Plans, I hereby direct that at the Annual Meeting of Shareholders of THE INTERLAKE CORPORATION, a Delaware corporation, to be held in Lisle, Illinois, on April 24, 1997, and at any adjournment thereof, my proportionate share of the Interlake Stock Fund shall be voted or caused to be voted as follows, on the following matters identified in the notice of 1997 annual meeting of shareholders and set forth in the 1997 proxy statement.

1.     ELECTION OF DIRECTORS

FOR ALL NOMINEES LISTED BELOW (   )        WITHHOLD AUTHORITY (   )
(except as marked to the contrary below)   to vote for all nominees
                                           listed below

             F. C. Langenberg, W. G. Mitchell and E. E. Schulze

       (INSTRUCTIONS: To direct the Trustee to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

                 ------------------------------------------

2.     Approval of the 1997 Stock Incentive Program

              (   ) FOR          (   ) AGAINST       (   ) ABSTAIN


Dated this         day of                , 1997

                                      ________________________________
                                            Signature of Participant


These shares will be voted as directed, but will not be voted unless direction is received by the trustee by April 17, 1997.

Sevoting.97b